Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-276749) on Form S-8 of our report dated March 26, 2024, with respect to the consolidated financial statements of Flutter Entertainment plc.

/s/ KPMG

Dublin, Ireland

March 26, 2024